Exhibit 99.1

eBay to Acquire Depop from Etsy

Enhances eBay’s consumer-to-consumer (C2C) value proposition through addition of leading fashion marketplace with compelling complementary offering and deeply engaged Gen Z and Millennial customer base

Etsy to focus exclusively on driving sustainable growth for its core marketplace

SAN JOSE, Calif., and BROOKLYN, N.Y., February 18, 2026 — eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, and Etsy, Inc. (NYSE: ETSY), the global marketplace for unique and creative goods, today jointly announced that they have entered into a definitive agreement under which eBay will acquire Depop, a leading C2C fashion marketplace with deep recommerce roots and a highly-engaged Gen Z and Millennial customer base, for approximately $1.2 billion in cash, subject to certain purchase price adjustments.

Depop is a mobile-first, community-powered fashion marketplace experiencing strong momentum with annual gross merchandise sales (GMS) of approximately $1 billion in 2025, including nearly 60% year-over-year growth in the U.S. As of December 31, 2025 the marketplace had 7 million active buyers, nearly 90% of which are under the age of 34, and more than 3 million active sellers — Depop has built a platform where anyone can buy, sell, explore and discover incredible secondhand fashion.

“Depop has built a trusted, social-forward marketplace with strong momentum in the pre-loved fashion category, and we are confident that as part of eBay, Depop will be even more well-positioned for long-term growth, benefiting from our scale, complementary offerings, and operational capabilities,” said Jamie Ianonne, Chief Executive Officer of eBay. “A key C2C driver, fashion represents more than $10 billion in annual gross merchandise volume (GMV) for eBay and delivered 10% year-over-year GMV growth in the U.S. in 2025. This acquisition presents an opportunity to advance one of our newest and fastest-growing Focus Categories with a marketplace that complements our existing presence, and enables us to reach a younger demographic across the expanding recommerce landscape. We’re excited to welcome the Depop team to eBay, and look forward to building on what makes them unique – their brand, culture and community – to deliver compelling benefits to buyers and sellers.”

“We are excited that this transaction allows us to focus exclusively on the compelling opportunity we see in front of us: to grow the Etsy marketplace in ways that matter most to our buyers and sellers,” said Kruti Patel Goyal, Chief Executive Officer of Etsy. “We believe this transaction is a great outcome for Etsy’s shareholders, and a positive next step for all involved. We are proud of what the Depop team has built – a truly differentiated brand and product, grounded in clear purpose and strong community – becoming one of the fastest-growing fashion resale marketplaces in the U.S. I am confident that Depop is well-positioned for its next phase of growth as part of eBay.”

The addition of Depop will accelerate eBay’s C2C strategy by deepening its reach with younger, fashion-forward consumers and expanding its presence in one of the most dynamic areas of resale. As part of eBay, Depop will benefit from eBay’s global scale and suite of capabilities, including its financial services, shipping solutions, and trusted experiences like Authenticity Guarantee to further accelerate growth and enhance the buyer and seller experience. eBay will also expand the visibility of Depop’s inventory, including through cross-listing opportunities, which will amplify global demand and unlock additional market opportunity.

Peter Semple, Chief Executive Officer of Depop, added, “We’re thrilled to begin this next chapter with eBay, whose experience in the C2C fashion space and shared belief in people, opportunity, and a more sustainable future positions us to meaningfully accelerate our marketplace in the U.S. and beyond. This transaction is a testament to the significant growth we have delivered as we have evolved our product experience and strengthened our brand’s place in the world. We’re very grateful to Kruti and the Etsy team for their partnership in advancing Depop’s business and mission to make fashion circular.”

Transaction Details and Closing

eBay intends to fund the transaction with cash on hand. Etsy plans to utilize the proceeds for general corporate purposes, continued share repurchases and investment in its core marketplace.

The transaction, which has been unanimously approved by eBay’s and Etsy’s Board of Directors, is currently expected to close in the second quarter of 2026, subject to the satisfaction of certain closing conditions and receipt of required regulatory approvals.

Following the closing of the transaction, Depop is expected to retain its name, brand, platform, and complementary culture.

Earnings Results and Investor Calls

In a separate press release issued today, eBay reported its fourth quarter and full year 2025 financial results and provided its outlook for first quarter 2026. eBay will host a conference call to discuss its results and the acquisition of Depop at 2:00 PM PT / 5:00 PM ET today.

Tomorrow, Etsy will report its fourth quarter and full year 2025 financial results and provide its outlook for first quarter 2026. Etsy will host a conference call to discuss its results and provide additional commentary on its sale of Depop at 5:30 AM PT / 8:30 AM ET tomorrow.

A live webcast of each company’s investor conference calls can be accessed through eBay’s and Etsy’s investor relations websites, respectively.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2025, eBay enabled nearly $80 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

About Etsy

Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. These marketplaces share a mission to "Keep Commerce Human," and Etsy’s committed to using the power of business and technology to strengthen communities and empower people. Its primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, Etsy offers a range of tools and services that address key business needs.

Etsy, Inc. also owns fashion resale marketplace Depop. Its marketplaces operate independently, while benefiting from shared expertise in product, marketing, technology, and customer support.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

About Depop

Depop is the community-powered circular fashion marketplace where people can buy, sell and discover desirable, affordable secondhand fashion. For more information, visit www.depop.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws, including the timing of the closing of the transaction and the potential benefits of the transaction. In some cases, forward-looking statements can be identified by terms such as “aim,” “anticipate,” “believe,” “commit,” “continue,” “could,” “design,” “develop,” “enable,” “estimate,” “expect,” “forecast,” “future,” “goal,” “impact,” “intend,” “likely,” “maintain,” “may,” “ongoing,” “opportunity,” “optimistic,” “outlook,” “plan,” “possible,” “potential,” “predict,” “probable,” “pursue,” “remain,” “seek,” “should,” “strategy,” “strive,” “target,” “value,” “will,” “would,” or similar expressions, variations and derivative forms and/or the negatives of those words. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the possibility that regulatory approvals and other closing conditions to the transaction are not received or satisfied on a timely basis or at all; the possibility that the parties may not fully realize the anticipated benefits of the transaction; changes in the anticipated timing for closing the transaction and receipt of regulatory approvals; business disruption during the pendency of or following the transaction; diversion of management time on transaction-related issues; the reaction of customers and other persons to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of the parties’ control. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that eBay or Etsy expects. These and other risks and uncertainties include market risks, trends and conditions. These and other risks and uncertainties are more fully described in eBay’s and Etsy’s filings with the Securities and Exchange Commission, including in the risk factors included in eBay’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and Etsy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and subsequent reports that eBay or Etsy files with the Securities and Exchange Commission. In light of such risks, readers are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements represent beliefs and assumptions of eBay and/or Etsy only as of the date of this press release. eBay and Etsy do not intend to update, and disclaim any obligation to update, any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law.

eBay Contacts:
Investor Relations

John Egbert
ir@ebay.com

Media Relations

Maddy Martinez
press@ebay.com

Etsy Contacts:
Investor Relations
Deb Wasser
Sarah Marx
ir@etsy.com

Media Relations

Lauren Bayse
press@etsy.com